UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 ______________________

FORM 8-K/A1

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 18, 2009

ASPEN EXPLORATION CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

2050 S. Oneida St., Suite 208, Denver, CO 80224-2426
Address of principal executive offices

303-639-9860 Telephone number, including Area code Not applicable Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act
■        Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry Into a Material Definitive Agreement.

     On February 18, 2009, Aspen Exploration Corporation (“Aspen” or the “Company”; OTCBB: ASPN.OB) entered into an agreement with Venoco, Inc. (NYSE: VQ) to sell to Venoco all of Aspen’s oil and gas assets located in California for a purchase price to Aspen of approximately $8.425 million (subject to various adjustments). The agreement was fully signed and became binding on the parties on February 19, 2009. Certain other designated persons who own working interests in the assets also executed the agreement and agreed to sell their interests to Venoco. A second group of working interest owners (the “additional sellers”) will be given the opportunity to participate in the transaction by executing joinder agreements. The total purchase price contemplated in the agreement if all of the additional sellers participate in the transaction is $25,000,000, subject to various adjustments, including adjustments intended to give economic effect to the transaction as of December 1, 2008. Among the working interest owners joining the agreement are three of Aspen’s directors, as well as Gold Coast Resources, Inc., a company owned by Brian Wolf, the Mineral, Oil and Gas Broker who has assisted Aspen with the transaction through Brian Wolf Oil & Gas Properties (“Wolf”). If the purchase price reduction that results from additional sellers not participating in the transaction, plus any reduction relating to title issues, is $6.0 million or greater, Venoco may decline to close the transaction.

     Aspen will shortly notify the additional sellers of their right to participate in the transaction; to the extent that any working interest owner other than Aspen participates in the transaction, it will do so based on its own determination as to the advisability of participating in the transaction, and will represent and warrant to Aspen that it has not relied on any recommendation from Aspen, but that it has relied on its own investigation and advice from its own legal, financial, investment, and other advisors. Any working interest owner participating in the transaction with Venoco will appoint Aspen as such working interest owner’s attorney-in-fact to execute any and all transaction documents on behalf of the working interest owner. In some cases the working interest owners own the working interests in their own names; in other cases, Aspen retains title as nominee for the working interest owners.

     The agreement is the product of an extensive marketing effort commenced by Aspen, first announced on September 4, 2008. At that time, Aspen announced that it had decided to investigate strategic alternatives, including the possibility of selling Aspen’s assets or considering another appropriate merger or acquisition transaction. Aspen opened a data room that remained open through November 21, 2008, where a number of interested persons reviewed information about its properties. Wolf was assisted by Douglas Imperato who, in December 2008, became a director of Aspen. Both Wolf (through an affiliated company) and Mr. Imperato also own working interests and have agreed to participate in the sale to Venoco and are parties to the agreement. Mr. Wolf has agreed that he will share with Mr. Imperato a portion of the fee to be paid to Wolf by Aspen for assembling and operating the data room. The fee will be equal to 3.0% of the total consideration to be paid to all working interest owners, including Aspen. The Company’s obligation to pay the fee to Wolf is contingent upon the completion of the transaction. Because the sale has not been completed, the dollar amount of the fee that may be paid to Wolf or Mr. Imperato are currently indeterminable. Mr. Imperato disclosed this compensation arrangement to the Company prior to his appointment to the Board of Directors. The working interest owners who participate in the transaction will also bear their proportionate share of Aspen’s costs of completing the transaction.

     The agreement contains certain representations and warranties by Aspen and the other persons who join as sellers. The agreement restricts the ability of Aspen or other sellers to solicit any further offers, and provides for a $500,000 termination fee payable by Aspen should Aspen terminate the agreement because it receives in writing a “Superior Proposal” (as defined in the agreement) from a third party. The termination fee is also payable in certain other circumstances as set forth in the agreement. Upon execution of the agreement, Venoco paid $1,250,000 to Aspen as a deposit and has an obligation to increase the deposit in certain circumstances. An exhibit to the agreement also contains an allocation of the total purchase price among the various properties included.

     The completion of the transaction is subject to a number of customary conditions, including approval by Aspen stockholders. Aspen will seek stockholder approval pursuant to a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”) at a meeting to be scheduled as soon as possible, but which probably will not occur before April 2009. There can be no assurance that Aspen’s stockholders will approve the completion of the transaction or that the other conditions to closing will be satisfied. R.V. Bailey (chairman and CEO of Aspen), Robert A. Cohan (president and director), Kevan B. Hensman (chief financial officer and director), and Douglas P. Imperato (director) have executed voting agreements by which they have agreed to vote for stockholder approval of the transaction and have granted Venoco an irrevocable proxy to cast their votes at the stockholders’ meeting. These directors and officers own about 25% of the outstanding Aspen common stock (not including options they may own which do not constitute voting securities). If Aspen completes the transaction, the board of directors will consider distributing a portion of the proceeds to its stockholders, although that decision has not yet been made and no record date for any distribution has been set.

     The agreement with Venoco only applies to Aspen’s properties in California. It does not apply to Aspen’s oil and gas properties in Montana or any of Aspen’s other assets. Pending the completion of the transaction, Aspen intends to continue to carry on its normal business operations, although Aspen has not yet determined a drilling program for 2009 and may not do so until it determines the likelihood of completing the transaction with Venoco. During the term of the Venoco agreement, Aspen may not take certain actions with respect to the assets subject to the agreement without Venoco’s prior consent.

     Investors are cautioned that the representations, warranties and covenants included in the agreement were made by Aspen and the other sellers, and Venoco, to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the agreement and are subject to important exceptions and limitations, including in some cases a contractual standard of materiality different from that generally relevant to investors, and are qualified in some cases by information in confidential disclosures that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the agreement for the purpose of allocating risk between the parties, rather than to establish matters as facts. The agreement is described in this Current Report on Form 8-K and attached as Exhibit 10.1 hereto only to provide you with information regarding its terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the transaction, not to provide any other factual information regarding Aspen, Venoco, any other party, or their respective businesses or the actual conduct of their respective businesses during the pendency of the agreement. Investors should not rely on the representations and warranties in the agreement as characterizations of the actual state of facts about the parties. Furthermore, you should not rely on the covenants in the agreement as actual limitations on the respective businesses of the parties, because either party may take certain actions that are consented to by the appropriate party, which consent may be given without prior notice to the public.

Additional Information and Where to Find It

     In connection with the solicitation of proxies by Aspen with respect to the meeting of its stockholders to be called with respect to the proposed transaction, Aspen will file a proxy statement with the SEC. STOCKHOLDERS OF ASPEN ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THE STOCKHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. Stockholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail to Aspen at 2050 S. Oneida St., Suite 208, Denver, CO 80224-2426. Aspen and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in Aspen’s annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the transaction and other relevant materials to be filed with the SEC when they become available.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits (each previously filed)

10.1	Purchase and Sale Agreement among Aspen Exploration Corporation, Venoco, Inc. and certain other persons listed on the Annexes thereto, dated February 18, 2009*
10.2	Form of Voting Agreement
10.3	Form of Joinder Agreements (Indirect Seller)
10.4	Form of Joinder Agreements (Direct Seller)

*	Certain annexes, exhibits and schedules to the Purchase and Sale Agreement (exhibit 10.1) have been omitted. These exhibits (listed below) are each identified and summarized in the Purchase and Sale Agreement itself and are not considered to contain information which is material to an investment decision except as otherwise disclosed in the Purchase and Sale Agreement or as is and will be disclosed in the proxy statement pursuant to which Aspen will seek stockholder approval of the transaction. The information has been provided to the Commission on a supplemental basis:

ANNEXES

Annex	Description	Summary
I	Initial Sellers	Includes the names of the Initial Sellers. All
related parties who are Initial Sellers are
described above
II	Additional Sellers	Includes the names of the Additional Sellers.
No Additional Seller is a related party
III	Form of Direct Joinder Agreement	Included as an exhibit to this Form 8-K

IV	Form of Indirect Joinder Agreement	Included as an exhibit to this Form 8-K

V	Persons Subject to Voting Agreement	Names of persons subject to Voting Agreement
are disclosed herein
VI	Form of Voting Agreement	Included as an exhibit to this Form 8-K
VII	Form of Aspen Press Release	Previously issued by Aspen
VIII	Form of Aspen 8-K	Previously issued by Aspen

EXHIBITS

Exhibit	Description	Summary
A-1	Leases and Lands	Describes the leases and lands to be acquired by
Venoco if the transaction is completed
A-2	Wells	Describes the wells to be acquired by Venoco if
the transaction is completed
A-3	Rights-of-Way and Surface	Describes the Rights-Of-Way and surface leases
	Leases	to be acquired by Venoco if the transaction is
completed
A-4	Equipment and Facilities	Describes the equipment and facilities to be
acquired by Venoco if the transaction is
completed
A -5	Seismic Data	Describes the seismic data to be acquired by
Venoco if the transaction is completed
B	Material Agreements	Describes the material (to Venoco) agreements
C	Allocated Values
	C-1 – Allocated Value by Seller	Describes the value allocated to the interests
held by each Seller. This information is and will
be included in the proxy statement with respect
to each Seller who is an affiliate.
	C-2 – Allocated Value by Well	Describes the value allocated to each of the
wells in which Aspen or other Sellers own an
interest, based on the allocation method
described in the proxy statement.
D	Form of Assignment and Bill of	This sets forth the form of document that Aspen
	Sale	will use to assign the properties to Venoco if the
transaction is completed.
E	Aspen’s Wire Instructions	This sets forth Aspen’s wiring instructions for
funds to be wired to Aspen by Venoco
F	Sellers’ Certificate	This sets forth the certificate to be executed and
delivered by the Seller at closing if the
transaction is completed
G	Buyer’s Certificate	This sets forth the certificate to be executed and
delivered by the Buyer at closing if the
transaction is completed
H	Non-Foreign Affidavit	This sets forth the non-foreign affidavit to be
executed and delivered by the Seller at closing if
the transaction is completed
I	Suspense Accounts	This sets forth information regarding suspense
accounts – amounts held by Aspen for persons
with interests in production which cannot be
located

SCHEDULES

Schedule	Description	Summary
6.12	Consents and Preference Rights	This sets forth a summary of consents and
preference rights to be considered in completing
the transaction.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of April 2009.

Aspen Exploration Corporation

By:	/s/ R.V. Bailey
R.V. Bailey, Chief Executive Officer